UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 22, 2014 (January 21, 2014)

ARLINGTON ASSET INVESTMENT CORP.

(Exact name of Registrant as specified in its charter)

Virginia	54-1873198	001-34374
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)	(Commission File Number)

1001 Nineteenth Street North

Arlington, VA 22209

(Address of principal executive offices) (Zip code)

(703) 373-0200

(Registrant’s telephone number including area code)

N/A

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

Effective January 21, 2014, Arlington Asset Investment Corp. (the “Company”) mutually agreed with each of the Agents (as defined below) to terminate (i) that certain At-the-Market Issuance Sales Agreement between the Company and MLV & Co. LLC (“MLV”), dated as of May 10, 2013 and (ii) that certain At-the-Market Issuance Sales Agreement between the Company and JMP Securities LLC (“JMP,” and, together with MLV, the “Agents”), dated as of May 10, 2013 (each, a “Sales Agreement” and together, the “Agreements”). Under the Agreements, the Company could offer and sell, from time to time, up to $75,000,000 principal amount of the Company’s 6.625% Senior Notes due 2023 (the “Notes”) through an “at the market” debt offering program with MLV and JMP. The Company did not issue any Notes under the Agreements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ARLINGTON ASSET INVESTMENT CORP.

Date: January 22, 2014	By:	/s/ Kurt R. Harrington
	Name:	Kurt R. Harrington
	Title:	Executive Vice President, Chief Financial Officer and Treasurer